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                                                                    EXHIBIT 99.1

F O R   I M M E D I A T E   R E L E A S E
                                                 APRIL 6, 2006
                                                 FOR MORE INFORMATION CONTACT:
                                                 MIKE CRABTREE - (419) 247-2800
                                                 SCOTT ESTES - (419) 247-2800


                        HEALTH CARE REIT, INC. ANNOUNCES
                   PRICING OF 3,000,000 SHARES OF COMMON STOCK
                               AT $36.00 PER SHARE

Toledo, Ohio, April 6, 2006...HEALTH CARE REIT, INC. (NYSE:HCN) announced that it has successfully priced a public offering of 3,000,000 shares of common stock at $36.00 per share for gross proceeds totaling $108 million. It is anticipated that closing will occur on April 12, 2006. The company has granted the underwriters an option to purchase up to an additional 450,000 shares during the next 30 days to cover over allotments, if any.

The joint bookrunning managers for the offering are Deutsche Bank Securities and UBS Investment Bank. A.G. Edwards, Raymond James, Stifel, Nicolaus & Company, Incorporated, Calyon Securities (USA), KeyBanc Capital Markets and LaSalle Capital Markets are acting as co-managers for the offering.

This press release is not an offer to sell, nor a solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. This offering of shares of common stock may be made only by means of a prospectus supplement and accompanying prospectus. A prospectus supplement relating to this offering will be filed with the SEC and copies of the prospectus supplement and accompanying prospectus can be obtained by contacting Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, or UBS Securities LLC, Prospectus Department, 299 Park Avenue, New York, New York 10171.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care and senior housing properties. At December 31, 2005, the company had investments in 442 facilities in 36 states with 54 operators and had total assets of approximately $3.0 billion. The portfolio included 195 assisted living facilities, 203 skilled nursing facilities, 31 independent living/continuing care retirement communities and 13 specialty care facilities. More information is available on the Internet at www.hcreit.com.

This document may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the future growth and expansion of the company's portfolio; its ability to
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make distributions; its policies and plans regarding corporate administration, investments, financings and other matters; its ability to access capital and financial markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "estimate" or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company's expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; changes in the health care industry and the payment for services; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators; the company's ability to transition or sell facilities with a profitable result; the failure of closings to occur as and when anticipated; acts of God or third parties affecting our properties; the company's ability to reinvest sale proceeds at similar rates to assets sold; operator bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates; liability claims and insurance costs for operators; unanticipated difficulties and/or expenditures relating to future acquisitions and dispositions; environmental laws affecting the company's properties; delays in reinvestment of sale proceeds; changes in rules or practices governing the company's financial reporting; and structure related factors, including real estate investment trust qualification, anti-takeover provisions and key management personnel. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

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